UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2019

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market
Warrants to purchase Common Stock, $0.015 par value per share	DLPNW	The Nasdaq Capital Market

ITEM 5.07

Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Dolphin Entertainment, Inc., a Florida corporation (the “Company”), held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1:

Election of the directors named below, each of whom will serve until the Company’s 2020 Annual Meeting of Shareholders.

	Votes “For”	Votes “Withheld”	Broker Non-Votes
William O’Dowd, IV	5,837,693	23,175	3,351,341
Michael Espensen	5,814,186	46,682	3,351,341
Nelson Famadas	5,813,573	47,295	3,351,341
Allan Mayer	5,837,693	23,175	3,351,341
Mirta A. Negrini	5,828,022	32,846	3,351,341
Nicholas Stanham, Esq.	5,814,186	46,682	3,351,341
Anthony Leo	5,843,245	17,623	3,351,341
Claudia Grillo	5,843,243	17,625	3,351,341
Charles Dougiello	5,837,693	23,175	3,351,341

Proposal 2:

Ratification of the appointment of BDO, USA LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
9,152,529	46,616	13,064	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: June 7, 2019	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer